Exhibit 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 9, 1996, which appears in the annual report on Form 10-K of Medical Resources, Inc. for the year ended December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    /s/ KEMPISTY & COMPANY

                                    Certified Public Accountants, PC.



New York, New York
July 30, 1996